UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2018

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 13, 2018, Sage Therapeutics, Inc. (the “Company”) completed the sale of 3,506,098 shares of its common stock to the underwriters as part of the Company’s previously announced public offering at the public offering price of $164.00 per share, less underwriting discounts and commissions (the “Offering Price”). The Company’s proceeds raised in the offering, after underwriting discounts and commissions, and before estimated expenses of the offering, were approximately $549.1 million. The Company has also granted the underwriters a 30-day option to purchase up to an additional 525,914 shares of its common stock at the Offering Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGE THERAPEUTICS, INC.

Date: February 13, 2018	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel